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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) August 4, 2006

                                 FUEL-TECH N.V.
             (Exact name of registrant as specified in its charter)


       NETHERLANDS ANTILLES              000-2174                  N/A
  (State or other jurisdiction         (Commission              (IRS Employer
        of incorporation)               File Number)         Identification No.)

            FUEL-TECH N.V.                            FUEL TECH, INC.
             (Registrant)                       (U.S. Operating Subsidiary)
           CASTORWEG 22-24                           695 E. MAIN STREET
   CURACAO, NETHERLANDS ANTILLES                       STAMFORD CT 06901
          (599) 9-461-3754                              (203) 425-9830

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISION:


[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

         On August 4, 2006 Fuel Tech, Inc. , a wholly-owned subsidiary of the Registrant, entered into a Loan Agreement (the "Agreement") and a Revolving Credit Note (the "Note") with Wachovia Bank National Association establishing an unsecured $25 million maximum principal amount revolving credit facility for Fuel Tech, Inc, as Borrower. The Agreement and Note are dated as of July 31, 2006 and terminate July 31, 2009.

         Under the Agreement, the interest rate on revolving credit loans is, as selected by the Borrower, either a Variable Rate or a LIBOR-Based Rate. The Variable Rate is, for any day, the London one-month rate for U.S. dollar deposits plus seventy-five basis points. The LIBOR-Based Rate is the rate, as selected by the Borrower, of from one to six month LIBOR plus seventy five basis points. The Facility Fee for unused amounts of the credit facility is twenty basis points, paid quarterly in arrears. Letters of credit in amounts aggregating up to $10 million may be issued as loans under the credit facility. The annual fee for letters of credit is seventy-five basis points of amounts drawn under letters of credit.

         Under the Loan Agreement, Fuel Tech, Inc. covenants that its aggregate capital expenditures in any fiscal year shall not exceed $7.5 million; that at any time the aggregate amount of consolidations, mergers or similar transactions shall not exceed $10 million; that it shall not at any time acquire any assets or capital stock of any Person for an amount in excess of $10 million; that as of the end of any fiscal quarter combined with the three preceding fiscal quarters, its Fixed Charge Coverage shall not be less than 1.25 to 1.00 and its ratio of funded debt to EBITDA shall not exceed 2.5 to 1.0; that, it may not sell, transfer, lease or otherwise dispose of its assets or any significant product line or process except for 1) the sale of inventory or used, worn out or surplus equipment or other assets, in the ordinary course of business or as permitted in the Loan Documents; 2) sales of equipment, if the equipment is replaced with equipment of similar value and quality; 3) the sale, lease or abandonment of intellectual property if the Borrower no longer deems it necessary to its business, or 4) sales at arm's length and for fair market value in the ordinary course of business for one million dollars or less; that it shall not incur more than $5 million in Indebtedness for Capital Lease Obligations or for the installment purchase of equipment, provided that the Indebtedness does not exceed 100% of the purchase price of such equipment; and that it shall not incur Additional Indebtedness of more than $1 million.

         Except for an obligation that may require prepayment of a LIBOR-Based Rate Loan, Fuel Tech, Inc. may prepay in whole or in part any portion of any Loan without premium or additional charge.

         Reference is made to the more complete terms and conditions of the Agreement and the Note set out in the copies of those documents attached as Exhibits 10.1 and 10.2. to this report on Form 8-K.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fuel-Tech N.V.

By: /s/ V. J. Arnone
Vincent J. Arnone
Vice President, Chief Financial Officer and Treasurer

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

         10.1 Loan Agreement dated as of July 31, 2006 by and between Fuel Tech, Inc. and Wachovia Bank, National Association.

         10.2 Revolving Credit Note dated July 31, 2006 from Fuel Tech, Inc to Wachovia Bank, National Association.